UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

21SHARES DOGECOIN ETF

(Exact name of registrant as specified in its charter)

Maryland	33-7038007
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

477 Madison Avenue, 6th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units of Beneficial Interest of 21Shares Dogecoin ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-286456

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common units of beneficial interest (the “Shares”) of 21Shares Dogecoin ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-286456), filed with the Securities and Exchange Commission on December 22, 2025. Such description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 8, 2026	21SHARES DOGECOIN ETF

21Shares US LLC, as Sponsor of the Trust

	By:	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President*

*	The registrant is a trust and this person is signing in their capacity as an officer of 21Shares US LLC, the Sponsor of the registrant.

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